Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Amendment No. 1 to Form S-1 Registration Statement (No. 333-175052) of Seneca Global Fund, L.P. (formerly Aspect Global Diversified Fund LP) of our report dated February 24, 2012, relating to our audit of the statement of financial condition of Steben & Company, Inc., appearing in the Prospectus, which is part of this Registration Statement, and to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

May 23, 2012